Exhibit 99.1



                               CONTINUATION SHEET

1.    Name:    Warburg, Pincus Ventures, L.P.
      Address: 466 Lexington Avenue
               New York, New York 10017

2.    Name:    Warburg Pincus LLC (Manager of WPV)
      Address: 466 Lexington Avenue
               New York, New York 10017

3.    Name:    Warburg Pincus Partners LLC (General Partner of WPV)
      Address: 466 Lexington Avenue
               New York, New York 10017

Designated Filer:                   Warburg Pincus & Co. (Managing Member of
                                    WPP, General Partner of WPV)
Issuer & Ticker Symbol:             Knoll, Inc. (KNL)
Date of Event Requiring Statement:  August 8, 2006

Note (1):  The stockholders are Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WPV"), and Warburg Pincus & Co., a New York general partnership ("WP"). The sole general partner of WPV is Warburg Pincus Partners LLC, a New York limited liability company ("WPP"), whose managing member is WP. Warburg Pincus LLC, a New York limited liability company ("WP LLC" and together with WPV, WPP and WP, the "Warburg Pincus Entities"), manages WPV. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members of WP LLC and may be deemed to control the Warburg Pincus Entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus Entities. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, the other Warburg Pincus Entities may be deemed to be the beneficial owners of the shares of Common Stock, par value $0.01 per share, of the Company held by WPV and WP (the "Shares"). Each of the Warburg Pincus Entities disclaims beneficial ownership of any of the Shares owned of record by any other Warburg Pincus Entity, except to the extent of any indirect pecuniary interest therein. The address of each Warburg Pincus Entities is 466 Lexington Avenue, New York, NY 10017.



                   WARBURG PINCUS VENTURES L.P.

                   By: Warburg Pincus Partners LLC,
                       General Partner


                   By: Warburg Pincus & Co.,
                       Managing Member

                   By:      /s/ Scott A. Arenare      August 8, 2006
                            --------------------      --------------
                   Name:    Scott A. Arenare          Date
                   Title:   Partner

                   WARBURG PINCUS LLC


                   By:      /s/ Scott A. Arenare      August 8, 2006
                            --------------------      --------------
                   Name:    Scott A. Arenare          Date
                   Title:   Managing Director


                   WARBURG PINCUS PARTNERS LLC

                   By: Warburg Pincus & Co.,
                       Managing Member


                   By:      /s/ Scott A. Arenare      August 8, 2006
                            --------------------      --------------
                   Name:    Scott A. Arenare          Date
                   Title:   Partner